LETTER OF ENGAGEMENT

for:

Investor Relations Service Agreement

(the “Investor Relations Services”)

______________________________________________________________________________

This Investor Relations Service Agreement (the “Agreement”) is effective:

September 16, 2014

_________________________________________________________________________________

By and between:

1830012 Ontario Ltd. O/A Circadian Group (the “Service Provider”)
 3270 Electricity Drive, Suite 213,
Windsor, Ontario, N8W 5J1, Canada

AND

Homeland Resources Ltd. (the “Company”)
9120 Double Diamond Parkway #H269
Reno, NV, 89521, USA

_________________________________________________________________________

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1)	The parties wish to enter into this Agreement pursuant to which the Company engages the Service Provider to provide Investor Relations Services within the terms and conditions hereinafter set forth, and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

a)	The Service Provider is to provide the Company Investor Relations Services for an initial one (1) month period commencing on the date of the agreement. After the initial one (1) month period the company has the option to continue the agreement on a month to month basis.

b)	For investor relations services rendered to the Company by the Service Provider, the company is to pay the service provider $6,500 US Dollars. The Service Provider will also be entitled to an additional compensation at the sole discretion of the Company based on the Company’s assessment of the Service Provider’s monthly work load and effectiveness.

c)	Investor Relations Services may include, with potential substitutions or deletions:

  Press Release, Presentation, Website, and all other media creation and consultation;
  Toll free 800 number, and ir@ email for incoming Investor inquiries;
  Email collection and management for newsletter distribution;
  Email newsletter blasting to Circadian’s large and constantly growing Investor list;
  Update & input accurate fundamental corporate data into identified online financial outlets;
  Message Board management;
  Shareholder identification, survey & tracking model analysis and consultation (NOBO & DTC reports);
  Social Media Awareness & Promotion via: Circadian Group’s substantial social media following through our: Corporate Blog, Facebook, Twitter, LinkedIn, SlideShare, and YouTube;
  Public Relations and Media stimulation utilizing: Marketwire’s Media Hub platform and/ or Circadian’s targeted Media outreach program utilizing our substantial Twitter following.

d)	In addition, the Company shall provide the Service Provider with:

  Transparent and forthright communications;
  Prompt responses to inquiries;
  Availability via phone and or email during North American capital market hours;
  All necessary Client documents including NOBO lists and DTC Reports as needed.

e)	The Service Provider will not make any representations regarding the Company, its business or prospects, other than those stated in the Company’s public filings, unless consented to in writing by the Company.

f)	The Service Provider will not engage in spam e-mail or any other manipulative practices.

2)	The Service Provider is not an Employee. The Service Provider shall be providing services under this Agreement strictly as an independent contractor, under the direction and supervision of the Company.

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3)	The Agreement, together with exhibits or schedules, embodies the entire understanding between the parties with any and all prior correspondence, conversation, or memoranda being merged herein and replaced hereby and being void without effect hereon. No prior agreement or understanding pertaining to the subject matter of this Agreement shall be valid or of any force or effect. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented, other than as set forth in this Agreement, has induced the parties to enter into this Agreement.

4)	All services to be provided under this Agreement shall be provided in the Province of Ontario. Under no circumstances are services to be provided in jurisdictions that have adopted Canadian Securities Administrators Multilateral Instrument 51-105.

5)	In the event of a dispute between the parties (i) arising out of or related to the provisions and/or subject matter of this Agreement or the breach thereof, or (ii) relating to any transaction of any kind between the parties to this Agreement or their officers, directors, agents, representatives and/or employees, it is agreed that all such dispute governed by the applicable laws of the province of Ontario, Canada.

6)	Service Provider agrees to have all media and media components (including third party media) approved by Company prior to any dissemination.

7)	In performing services under this Agreement, the Service Provider will comply with all applicable securities and other laws.

The terms and conditions of this Agreement shall remain in effect for a period of one (1) month from the date hereof unless extended in writing by the Company.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

1830012 Ontario LTD.	Company:

O/A: Circadian Group	Homeland resources ltd.

/s/ Ryan Troup	/s/ Thomas Campbell

By:	By: ______________________________

Name: Ryan Troup	Name: Thomas Campbell

Title: President	Title: President

Date: September 16, 2014	Date: September 16, 2014

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